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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  FEBRUARY 25, 1997



                                   AMGEN INC.
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                    0-12477                   95-3540776
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
      of Incorporation)            File Number)            Identification No.)



          1840 DEHAVILLAND DRIVE
         THOUSAND OAKS, CALIFORNIA                     91320-1789
   (Address of Principal Executive Offices)            (Zip Code)




      Registrant's telephone number, including area code:  (805) 447-1000



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

   In a press release dated January 23, 1997, Amgen Inc. (the "Company" or "Amgen") reported its results of operations for the year ended December 31, 1996. A copy of the press release is included as Exhibit 99.1 hereto.

   On December 3, 1996, Schering Corporation filed suit in the U.S. District Court for the District of Delaware against the Company alleging infringement of U.S. Patent No. 4,530,901 (the "'901 Patent") by the manufacture and use of the Company's Consensus Interferon product, Infergen(R). The complaint seeks unspecified damages and injunctive relief. The Company filed a motion to dismiss the action on January 24, 1997. On January 22, 1997, the Company filed an action for declaratory relief in the United States District Court for the Central District of California in Los Angeles naming Biogen Inc. and Schering Corporation as parties. The action seeks a declaration that the '901 Patent is not infringed by the Company's use of Infergen(R) and/or that the '901 Patent is invalid.

   On January 10, 1997, FoxMeyer Health Corporation ("FMHC") filed suit in the District Court of Dallas County, Dallas, Texas, alleging that defendant McKesson Corporation defrauded FMHC, misused confidential information received from FMHC about subsidiaries of FMHC (FoxMeyer Corporation and FoxMeyer Drug Corporation, together the "FoxMeyer Subsidiaries") and attempted to monopolize the market for pharmaceutical and health care product distribution by attempting to injure or destroy the FoxMeyer Subsidiaries. The Company is named as one of twelve "Manufacturer Defendants" alleged to have conspired with McKesson Corporation in doing, among other things, the above and (i) inducing FMHC to refrain from seeking other suitable purchasers for the FoxMeyer Subsidiaries and (ii) causing FMHC to believe that McKesson Corporation was serious about purchasing FMHC's assets at fair value, when in fact, McKesson Corporation was not. The Manufacturer Defendants and McKesson Corporation are also alleged to have intentionally and tortiously interfered with a number of business expectancies and opportunities. The complaint seeks from the Manufacturer Defendants and McKesson Corporation compensatory damages of at least $400 million and punitive damages in an unspecified amount, as well as FMHC's costs and attorney's fees. On January 31, 1997, the Company filed an answer denying FMHC's allegations. On February 4, 1997, a notice of removal was filed in the Federal District Court for Dallas, Texas (the "District Court"), which was referred by the District Court to the Federal Bankruptcy Court in Dallas, Texas. Subsequently, on February 7, 1997, a motion to transfer venue was filed in the Federal Bankruptcy Court in Dallas, Texas, requesting that this matter be transferred to the Federal Bankruptcy Court in Delaware, where the FoxMeyer Subsidiaries' Chapter XI bankruptcy action is pending. The Company is a creditor in such bankruptcy proceeding.

   Amgen has been advised that it and certain purchasers of its products have been named as defendants in a civil lawsuit initiated by a former employee of Amgen in the United States District Court for the Eastern District of Pennsylvania. This suit was filed under the qui tam provisions of the Federal False Claims Act (the "Act") which permit an individual to bring suit in the name of the United States and share in any recovery. The suit alleges, among other things, that Amgen individually and in conspiracy with some of its customers violated the Act as a result of certain of its sales and reporting practices relating to its products. Under the law, the government must investigate the allegations and determine whether it wishes to intervene and take responsibility for the lawsuit. The lawsuit will remain under seal until the government completes its investigation and determines whether to intervene. However, permission from the Court has been obtained by Amgen to make the disclosures contained herein. The Complaint seeks an order requiring Amgen to cease and desist from such allegedly improper practices, as well as treble damages in an unspecified amount plus a civil penalty of not less than $5,000 and not more than $10,000 for each alleged violation of the Act. If the government does not intervene, the plaintiff has the right to continue to pursue


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the claim on the government's behalf.  Amgen is fully cooperating with the government's investigation and is engaged in ongoing discussions with it regarding the allegations. Amgen has advised the government that it disputes and will vigorously contest the allegations in the Complaint. Although it is too early in this action for Amgen to fully assess this matter or reliably predict its outcome, an unfavorable result in this matter could have a material adverse effect on Amgen's results of operations for that period.

   In Johnson v. Amgen Boulder Inc., et al., suits filed on February 14, 1995 in the Superior Court for the State of Washington, King County (the "Superior Court") and in the United States District Court for the Western District of Washington, the plaintiff seeks rescission of certain payments made to one of the defendants (or unspecified compensatory damages not less than $52.0 million) and treble damages. The Superior Court action has been removed to federal court and consolidated with the suit filed in the United States District Court for the Western District of Washington. Plaintiff, a limited partner of defendant Synergen Clinical Partners, L.P. (the "Partnership"), represents a class of other limited partners. The complaints allege violations of federal and state securities laws, violations of other federal and state statutes, fraud, misrepresentation and breach of fiduciary duty. The defendants include Synergen, the Partnership, Synergen Development Corporation and former officers and directors of Synergen. The lawsuit has been certified as a class action lawsuit. On June 25, 1996, the plaintiff in this suit also filed a second amended complaint alleging violations of federal securities laws. The Company has answered the complaint and the second amended complaint, denying plaintiff's claims and asserting various affirmative defenses. In August and September 1996, the parties filed cross motions for summary judgment. The Court heard arguments on November 1, 1996. Since then, the parties' representatives have reached a tentative settlement agreement which is subject to final approval by the Court and the approval of the limited partners of the Partnership. Under its terms, the plaintiff, who represents present limited partners of the Partnership, will receive $14.5 million in exchange for the transfer of ownership of their units; the suit will be dismissed with prejudice and the parties will exchange mutual releases.

   On October 16, 1996, Genentech, Inc. ("Genentech") filed suit in the United States District Court for the Northern District of California seeking an unspecified amount of compensatory damages, treble damages and injunctive relief on its U.S. Patents 4,704,362, 5,221,619 and 4,342,832 (the "'362, '619 and '832
Patents"), relating to vectors for expressing cloned genes and the methods for such expression. Genentech, alleges that the Company has infringed its patents by manufacturing and selling NEUPOGEN(R). On December 2, 1996, the Company was served with this lawsuit. On January 21, 1997, the Company answered the complaint and asserted counterclaims relating to invalidity and non-infringement of the patents-in-suit. On February 10, 1997, Genentech served the Company with a reply to the counterclaim and an additional counterclaim asserting U.S. Patent 5,583,013, issued December 10, 1996, seeking relief similar to that sought for the '362, '619 and '832 Patents.

   On March 10, 1995, Biogen Inc. ("Biogen"), filed suit in the United States District Court for the District of Massachusetts alleging infringement by the Company of certain claims of U.S. Patent 4,874,702 (the "'702 Patent"), relating to vectors for expressing cloned genes. Biogen alleges that the Company has infringed its patent by manufacturing and selling NEUPOGEN(R). On March 28, 1995, Biogen filed an amended complaint further alleging that the Company is also infringing the claims of two additional patents allegedly assigned to Biogen, U.S. Patent 5,401,642 and U.S. Patent No. 5,401,658, relating to vectors, methods for making vectors and expressing closed genes. The amended complaint seeks injunctive relief, unspecified compensatory damages and treble damages. On April 24, 1995, the Company answered Biogen's amended complaint, denying its material allegations and pleading counterclaims for declaratory judgment of non-infringement, patent invalidity and unenforceability. On January 19, 1996, the Court decided, upon Biogen's motion to dismiss certain of Amgen's counterclaims, that it will exert jurisdiction over claims 9 and 17 of the '702 Patent, and dismissed all claims and counterclaims relating to any other

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claims of the '702 Patent.  The Company has moved for summary judgment of invalidity of claim 9 of the '702 Patent. This matter was heard on February 6, 1997. Discovery is ongoing.

   While it is impossible to predict accurately or to determine the eventual outcome of these matters, except with respect to the qui tam matter described above, the Company believes that the outcome of these proceedings will not have a material adverse effect on the financial statements of the Company.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

   The exhibit listed below is filed as a part of this report:

   99.1  Press Release of the Registrant dated January 23, 1997

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                 Amgen Inc.



Dated: February 25, 1997         By  /s/  Robert S. Attiyeh
                                   --------------------------------
                                          Robert S. Attiyeh
                                     Senior Vice President Finance
                                       and Corporate Development,
                                      and Chief Financial Officer